As filed with the Securities and Exchange Commission on April 2, 2007

Registration No. 333-141629

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 3
to
Form F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Embraer – Empresa Brasileira de Aeronáutica S.A.	Embraer Overseas Limited
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Embraer – Brazilian Aviation Company Inc.
(Translation of Registrant’s name into English)

Federative Republic of Brazil	Cayman Islands
(State or Other Jurisdiction of	(State or Other Jurisdiction of
Incorporation or Organization)	Incorporation or Organization)

3721	3721
(Primary Standard Industrial	(Primary Standard Industrial
Classification Code Number)	Classification Code Number)

Not Applicable	Not Applicable
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

Av. Brigadeiro Faria Lima, 2170, F-56, térreo, sala 2656
12227-901 – São José dos Campos, SP, Brazil
55-12-3927-1000
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY  10001
1-800-767-1553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Richard S. Aldrich, Jr., Esq.
Shearman & Sterling LLP
Av. Brig. Faria Lima, 3400
04538-132 São Paulo-SP, Brazil

Approximate date of commencement of proposed offer to the public:  As soon as practicable after this registration statement becomes effective.

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

          Neither the laws of Brazil nor the registrant’s bylaws or other constitutive documents provide for indemnification of directors or officers.

          The registrant maintains liability insurance covering all expenses, liability and loss (including reasonable attorney’s fees, judgments and amounts paid or to be paid in settlement) that any of its directors and officers are legally required to pay (and for which they are not indemnified by the registrant) as a result of a written request for indemnification of financial losses or of any civil, criminal or formal administrative proceedings in connection with any mistake, misstatement, act, omission, neglect or violation of a right performed by such directors and officers acting as such, either individually or as a group, and also in connection with being a director or officer of the registrant.

          This liability insurance also covers all payments made by the registrant to indemnify its directors and officers against all expenses, liability and loss (including reasonable attorney’s fees, judgments and amounts paid or to be paid in settlement) that such directors and officers are legally required to pay in the circumstances explained above.

Item 21. Exhibits

          (a)          The following documents are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Bylaws of Embraer (incorporated by reference from exhibit 3.2 to Embraer’s Registration Statement No. 333-13229)

3.2*	Bylaws of Embraer Overseas Limited

4.1*

Indenture, dated as of October 25, 2006, among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New  York, as Trustee, Registrar, Transfer Agent, and Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent

4.2*

Registration Rights Agreement, dated as of October 25, 2006, among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

4.3*	Form of Global Note

5.1*	Opinion of Shearman & Sterling LLP with respect to the exchange notes

5.2*	Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados with respect to the exchange notes

5.3*	Opinion of Walkers with respect to the exchange notes

8*	Tax Opinion of Shearman & Sterling LLP

10.1

Protocol of Merger and Justification of Embraer-Empresa Brasileira de Aeronáutica S.A. with and into Rio Han Empreendimentos e Participações S.A., dated as of January 19, 2006, and exhibits thereto, or Merger Agreement (English translation), incorporated herein by reference from Exhibit 2.1 to Embraer’s Registration Statement No. 333-132289.

10.2

Lease Agreement, as amended, between Howard County and Embraer Aircraft Corporation, dated as of April 21, 1998, incorporated herein by reference from Exhibit 10.6 to Embraer’s Registration Statement No. 333-12220.

10.3

Lease Agreement, as amended, between the Paris Airport and Embraer, dated as of January 1, 1999, together with an English translation, incorporated herein by reference from Exhibit 10.6 to Embraer’s Registration Statement No. 333-12220.

12*	Computation of Rates of Earnings to Fixed Changes

15*	Letter regarding unaudited Condensed Consolidated interim financial information from Deloitte Touche Tohmatsu Auditores Independentes.

21	List of subsidiaries (incorporated by reference from Exhibit 8 of Embraer’s Annual Report on Form 20-F for the year ended December 31, 2005)

23.1*	Consent of Deloitte Touche Tohamatsu, Auditors Independentes

23.2	Consent of Shearman & Sterling LLP (contained in their opinion filed as Exhibit 5.1)

23.3	Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados (contained in their opinion filed as Exhibit 5.2)

23.4	Consent of Walkers (contained in their opinion filed as Exhibit 5.3)

24	Power of Attorney (included on signature pages)

25*	Statement of Eligibility of The Bank of New York, as Trustee, on Form T-1

99.1*	Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Nominees

99.5*	Form of Instructions to Registered Holder and/or Book Entry Transfer Participant from Owner

*	Previously filed

(Financial Statements Schedules)

None.

Item 22. Undertakings

(a) The undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-4, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c)     The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d)     The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São José dos Campos, State of São Paulo, Brazil, on March 8, 2007.

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:	/s/ MAURÍCIO NOVIS BOTELHO

Name:	Maurício Novis Botelho
Title:	Chairman, President and Chief Executive Officer

By:	/s/ ANTONIO LUIZ PIZARRO MANSO

Name:	Antonio Luiz Pizarro Manso
Title:	Executive Vice-President Corporate and Chief Financial Officer (Principal Financial Officer)

By:	/s/ MARCELO B RODRIGUES

Name:	Marcelo B. Rodrigues
Title:	Controller (Principal Accounting Officer)

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Maurício Novis Botelho and Antonio Luiz Pizarro Manso, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 8, 2007 in the capacities indicated:

Name	Title

/S/ MAURÍCIO NOVIS BOTELHO	Chairman of Board of Directors, President and Chief Executive Officer (principal executive officer)

Maurício Novis Botelho

/S/ BORIS TABACOF	Director

Boris Tabacof

/S/ CLAUDEMIR MARQUES DE ALMEIDA	Director

Claudemir Marques de Almeida

/S/ EDUARDO SALOMÃO NETO	Director

Eduardo Salomão Neto

/S/ HERMANN H. W EVER	Director

Hermann H. Wever

/S/ JOSÉ REINALDO MAGALHÃES	Director

José Reinaldo Magalhães

/S/ NEIMAR DIEGUEZ BARREIRO	Director

Neimar Dieguez Barreiro

/S/ PAULO CESAR DE SOUZA LUCAS	Director

Paulo Cesar de Souza Lucas

/S/ SAMIR ZRAICK	Director

Samir Zraick

/S/ VITOR SARQUIS HALLACK	Director

Vitor Sarquis Hallack

/S/ WILSON CARLOS DUARTE DELFINO	Director

Wilson Carlos Duarte Delfino

/s/ ANTONIO LUIZ PIZARRO MANSO	Executive Vice-President Corporate and Chief Financial Officer (principal financial officer)

Antonio Luiz Pizarro Manso

/S/ MARCELO B. RODRIGUES	Controller (principal accounting officer)

Marcelo B. Rodrigues

/S/ JOANNE CASWELL	Authorized Representative in the United States

National Registered Agents, Inc. Joanne Caswell

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São José dos Campos, State of São Paulo, Brazil, on March 23, 2007.

EMBRAER OVERSEAS LIMITED

By:	/s/ ANTONIO LUIZ PIZARRO MANSO

Name:	Antonio Luiz Pizarro Manso
Title:	Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

By:	/s/ FLAVIO RIMOLI

Name:	Flavio Rimoli
Title:	Director

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Flavio Rimoli and Antonio Luiz Pizarro Manso, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 23, 2007 in the capacities indicated:

Name	Title

/s/ ANTONIO LUIZ PIZARRO MANSO	Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

Antonio Luiz Pizarro Manso

/S/ SATOSHI YOKOTA	Director

Satoshi Yokota

/S/ FREDERICO FLEURY CURADO	Director

Frederico Fleury Curado

/S/ FLAVIO RIMOLI	Director

Flavio Rimoli

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Embraer (incorporated by reference from exhibit 3.2 to Embraer’s Registration Statement No. 333-13229)

3.2*	Bylaws of Embraer Overseas Limited

4.1*

Indenture, dated as of October 25, 2006, among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., The Bank of New  York, as Trustee, Registrar, Transfer Agent, and Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent

4.2*

Registration Rights Agreement, dated as of October 25, 2006, among Embraer Overseas Limited, Embraer-Empresa Brasileira de Aeronáutica S.A., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

4.3*	Form of Global Note

5.1*	Opinion of Shearman & Sterling LLP with respect to the exchange notes

5.2*	Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados with respect to the exchange notes

5.3*	Opinion of Walkers with respect to the exchange notes

8*	Tax Opinion of Shearman & Sterling LLP

10.1

Protocol of Merger and Justification of Embraer-Empresa Brasileira de Aeronáutica S.A. with and into Rio Han Empreendimentos e Participações S.A., dated as of January 19, 2006, and exhibits thereto, or Merger Agreement (English translation), incorporated herein by reference from Exhibit 2.1 to Embraer’s Registration Statement No. 333-132289.

10.2

Lease Agreement, as amended, between Howard County and Embraer Aircraft Corporation, dated as of April 21, 1998, incorporated herein by reference from Exhibit 10.6 to Embraer’s Registration Statement No. 333-12220.

10.3

Lease Agreement, as amended, between the Paris Airport and Embraer, dated as of January 1, 1999, together with an English translation, incorporated herein by reference from Exhibit 10.6 to Embraer’s Registration Statement No. 333-12220.

12*	Computation of Rates of Earnings to Fixed Changes

15*	Letter regarding unaudited Condensed Consolidated interim financial information from Deloitte Touche Tohmatsu Auditores Independentes.

21	List of subsidiaries (incorporated by reference from Exhibit 8 of Embraer’s Annual Report on Form 20-F for the year ended December 31, 2005)

23.1*	Consent of Deloitte Touche Tohamatsu, Auditors Independentes

23.2	Consent of Shearman & Sterling LLP (contained in their opinion filed as Exhibit 5.1)

23.3	Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados (contained in their opinion filed as Exhibit 5.2)

23.4	Consent of Walkers (contained in their opinion filed as Exhibit 5.3)

24	Power of Attorney (included on signature pages)

25*	Statement of Eligibility of The Bank of New York, as Trustee, on Form T-1

99.1*	Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Nominees

99.5*	Form of Instructions to Registered Holder and/or Book Entry Transfer Participant from Owner

*	Previously filed